SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):  November 2, 1998


                            LeCROY CORPORATION
           (Exact name of registrant as specified in its charter)




	DELAWARE			                     	0-26634				     13-2507777
(State or other jurisdiction of	(Commission		  	(I.R.S. Employer
incorporation or organization)			File Number)			Identification No.)



 700 Chestnut Ridge Road
	Chestnut Ridge, NY						                      10977
(Address of principal executive offices)					(zip code)



Registrant's telephone number, including area code: (914) 425-2000




INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events

	On November 2, 1998, the Board of Directors of LeCroy Corporation (the "Company") declared a dividend distribution of one common share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares"), of the Company. The dividend is payable on November 18, 1998 (the "Record Date") to the stockholders of record on that date. Except as described below, each Right, when exercisable, entitles the registered holder to purchase from the Company one Common Share of the Company at a price of $126 per Common Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and BankBoston, N.A., as Rights Agent (the "Rights Agent").

	Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Rights certificates will be distributed. Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares (the date of such an announcement being a "Shares Acquisition Date"), or (ii) 10 business days
(or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares, the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates together with a copy of this Summary of Rights.

	The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

	The Rights are not exercisable until the Distribution Date. The Rights will expire on November 2, 2008 (the "Final Expiration Date"), unless the Rights are earlier redeemed by the Company, as described below.

	The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

	The number of outstanding Rights and the number of Common
Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

	Common Shares purchasable upon exercise of the Rights will not be redeemable.

	In the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction in which the Common Shares are exchanged or changed, or 50% or more of the Company's consolidated assets or earning power are sold (in one transaction or a series of transactions), proper provision will be made so that each holder of a Right (other than an Acquiring Person) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the Right.

	In the event that (i) any person becomes an Acquiring Person, (ii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iii) during such time as there is an Acquiring Person, there shall be a reclassification of securities or a recapitalization or reorganization of the Company or other transaction or series of transactions involving the Company which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person, each holder of a Right will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. Upon occurrence of any of the events described in the immediately preceding sentence, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void.

	At any time after the occurrence of any such event and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

	With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

	At any time prior to the earlier of (i) the tenth day after a Shares Acquisition Date, or (ii) the expiration of the Rights, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

	Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

	Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

	The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at $.001 per Right prior to the time that a person or group has acquired beneficial ownership of 15% or more of the Common Shares.

	The form of Rights Agreement between the Company and the Rights
Agent specifying the terms of the Rights, which includes as Exhibit A the form of Rights Certificate, is attached hereto as an exhibit and incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.


Exhibits

	1. Rights Agreement, dated as of November 2, 1998, between the Company and BankBoston, N.A., Rights Agent (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed on November 12, 1998 (File No. 0-26634)).

	2.  Form of Rights Certificate, included as Exhibit A to Item 1 above.

	3. Summary of Rights to Purchase Common Shares, included as Exhibit B to Item 1 above.

	4.  Press Release, dated November 3, 1998.


                              SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                         							LeCROY CORPORATION


                                         							By: 	\s\ John C. Maag
							                                                  John C. Maag,
							                                        	Vice President-Finance,
							                                        	Chief Financial Officer,
							                                        	Secretary and Treasurer
                                                DATED:  November 10, 1998

                                                      Exhibit 4


FOR IMMEDIATE RELEASE

Contact:
John C. Maag
Vice President, Finance
LeCroy Corporation
Tel:  914-425-2000
         LeCroy Corporation Announces Stock Purchase Rights Plan

CHESTNUT RIDGE, NY, November 3, 1998 - LeCroy Corporation
(NASDAQ:LCRY), a leading supplier of high-performance digital oscilloscopes, today announced that its Board of Directors has adopted a stock purchase rights plan ("The Rights Plan").

Under the terms of The Rights Plan, LeCroy will distribute one right for each outstanding share of the Company's common stock to shareholders of record at the close of business on November 18, 1998. The Rights Plan is designed to enable LeCroy shareholders to realize the long-term value of their investment in the Company in the event of an unsolicited attempt to acquire LeCroy at an unfair price. The Company is currently not aware of any such attempt.

Stated LeCroy Corporation President and Chief Executive Officer Lutz Henckels, "The Board of Directors approved this plan to ensure that our shareholders receive fair and equitable treatment in the event of an unsolicited merger or acquisition. The Rights Plan, which is similar to those adopted by other companies, demonstrates our commitment to assuring that the value of our shareholders' interests in LeCroy is fully realized."

Initially, the rights will trade together with the common stock and will not be exercisable or separately tradable. The rights will be exercisable if a person or group acquires, in the future, 15 percent or more of the Company's stock or announces a tender offer. Right holders, other than the acquiring person or group, are then entitled to purchase an amount of the Company's stock at a 50 percent discount to the share price at that time. The amount of stock that a right holder is entitled to purchase is based on the exercise price. Under certain circumstances, the right will entitle the stockholder to buy shares in an acquiring entity at a discount.
LeCroy's Board of Directors may redeem the rights at a price of $0.001 per right up until 10 days following a public announcement that any person or group has acquired 15 percent or more of LeCroy's common stock. The rights will expire on November 2, 2008, unless redeemed prior to that date. A detailed description of The Rights Plan will be mailed to LeCroy stockholders at the time of distribution.

	This press release may contain forward-looking statements pertaining to future anticipated projected plans, performances and developments. All such forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not materially differ from expectations. Further information on potential factors that could affect LeCroy Corporation's business are described in the Company's reports on file with the Securities and Exchange Commission.

	LeCroy Corporation, headquartered in Chestnut Ridge, New York, develops, manufactures and markets electronic signal acquisition and analysis products and services. The Company's core business is the production of high-performance digital and analog oscilloscopes, which are used by design engineers and researchers in a broad range of industries, including electronics, computers and communications. LeCroy's Network Products Division, based in Burlington, Massachusetts, provides products and services that use advanced signal acquisition technology to test and verify the performance of local area network channels.